(Letterhead of Leonard W. Burningham, Esq.)



January 6, 2003


Sanguine Corporation
101 East Green Street, #11
Pasadena, California 91105

Re: Opinion concerning the legality of the securities to be issued pursuant to the Registration Statement on Form S-8 to be filed by Sanguine Corporation, a Nevada corporation

Board of Directors:

          As counsel for Sanguine Corporation, a Nevada corporation
(the "Company"), and in connection with the issuance of 7,500,000 shares of the Company's $0.001 par value common stock (the "Securities") to those persons participating in the Company's Stock Option Plan ("Plan Participants"), a copy of which is incorporated herein by reference (the "Plan"), I have been asked to render an opinion as to the legality of these Securities, which are to be covered by a Registration Statement to be filed by the Company on Form S-8 of the Securities and Exchange Commission (the "Commission"), and as to which this opinion is to be filed as an exhibit.

          As you are aware, no services to be performed and billed to you which are in any way related to a "capital raising" transaction may be paid by the issuance of Securities pursuant to the Plan; and none can be services that promote or maintain a market for the Securities. My Memorandum in this respect, a copy of which is Exhibit 5.2 to the Registration Statement, must be delivered to each of the Plan Participants, along with copies of the Plan and all reports of the Company that have been filed with the Securities and Exchange Commission during the past 12 months.

          You are also aware that I presently own 354,922 shares of the Company's common stock.

          In connection with rendering my opinion, which is set forth below, I have reviewed and examined originals or copies of the following documents, to-wit:

          1.   Articles of Incorporation and all amendments thereto;

          2.   Bylaws;

          3. 10-KSB Annual Report for the calendar year ended December 31, 2001, filed with the Commission on or about April 10, 2002;

          4. 10-QSB Quarterly Reports for the past twelve months or for such shorter period for which the Company was required to file such reports;

          5.   A copy of the Plan; and

          6. The Unanimous Consent of the Board of Directors adopting the Plan, designating the name of the Plan and the name, address and telephone number of the Plan's Agent.

          I have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as I have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, I have reviewed various statutes and judicial precedence as I have deemed relevant or necessary.

          Further, as counsel for the Company, I have discussed the items relied upon in rendering this opinion and the documents I have examined with one or more directors and executive officers of the Company, and in all instances, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have further assumed that the recipients of these Securities under the Plan will have paid the consideration required under the terms of the Plan prior to the issuance of the Securities, and that none of the services performed by the recipients shall be related to "capital raising" transactions or will be services that promote or maintain a market in the Company's Securities.

          I have also relied on your representations that you will provide the individual Plan Participants with a copy of the Plan and have or will provide them with the website of the Commission for viewing the reports referred to in paragraphs 3 and 4 above, or will personally provide them with copies of these reports.

          Based upon the foregoing and in reliance thereon, it is my opinion that, subject to the limitations set forth in the Plan, the Securities to be issued pursuant to the Plan will, upon their issuance and delivery to the recipients thereof, after receipt of full payment therefor of not less than $0.001 per share, be deemed duly and validly authorized, legally issued and fully paid and non-assessable under the Nevada Revised Statutes.

          This opinion is expressly limited in scope to the Securities described herein and which are to be expressly covered by the above referenced Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new Registration Statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the Securities to be issued.

          Further, this opinion is limited to the corporate laws of the State of Nevada and the securities laws, rules and regulations of the United States, and I express no opinion with respect to the laws of any other jurisdiction.

          I consent to the filing of this opinion with the Commission as an exhibit to the above referenced Registration Statement; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent.

          This opinion is based upon my knowledge of the law and facts as of the date hereof, and I assume no duty to communicate with you with respect to any matter which may hereafter come to my attention.

                                Yours very sincerely,

                                /s/ Leonard W. Burningham

                                Leonard W. Burningham

LWB/sr
cc:       Sanguine Corporation